UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022
UiPath, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40348	47-4333187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

452 5th Avenue, 22nd Floor New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 432-0455
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	PATH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.
On April 14, 2022, the Audit Committee of the Board of Directors of UiPath, Inc. (the “Company”) approved the dismissal of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm, effective immediately. As described below, the change in independent registered public accounting firm is not the result of any disagreement with GT.
GT’s audit report on the Company’s consolidated financial statements as of and for the years ended January 31, 2022 and January 31, 2021, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended January 31, 2022 and 2021 and through April 14, 2022, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and GT on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which, if not resolved to GT’s satisfaction, would have caused GT to make reference thereto in connection with their report. As at January 31, 2022 and 2021, and for each of the two fiscal years in the period ended January 31, 2022 through April 14, 2022, except as set forth below, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K. In connection with the preparation and audit of the Company’s consolidated financial statements as of and for the fiscal year ended January 31, 2020, a material weakness in the Company’s internal controls over financial reporting related to revenue recognition for the fiscal year ended December 31, 2018 was identified, which resulted in the improper allocation of stand-alone selling price and certain errors in deferred revenue and contract asset. The material weakness was caused by, among other things, a lack of oversight and technical competence and experience within our finance department to identify such errors. As at January 31, 2021,the Company’s management concluded that the material weakness has been remediated. This reportable event was discussed among the Audit Committee and GT. GT has been authorized by the Company to respond fully to the inquiries of KPMG LLP, the successor independent registered public accounting firm, concerning this reportable event.
The Company provided GT with a copy of the disclosure contained herein, prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that GT furnish the Company with a letter addressed to the Commission stating whether or not it agrees with the statements made herein. A copy of GT’s letter dated April 20, 2022, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm.
On April 14, 2022, the Audit Committee of the Company approved management’s recommendation to engage KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023, and related interim periods.
During the two most recent fiscal years ended January 31, 2022 and 2021 and from February 1, 2022 through April 14, 2022, neither the Company nor anyone acting on its behalf has consulted with KPMG regarding (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (3) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are furnished with this Report:

Exhibit No.	Exhibit Description
16.1	Letter from Grant Thornton LLP, dated April 20, 2022, regarding change in independent registered public accounting firm
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UiPath, Inc.

By:	/s/ Brad Brubaker
Brad Brubaker
Chief Legal Officer and Secretary

Date: April 20, 2022